EXHIBIT (j)
                               Consent of KPMG LLP


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors, Board of Trustees and Shareholders
Sit Mutual Funds II, Inc.
Sit U.S. Government Securities Fund, Inc.
Sit Money Market Fund, Inc.
Sit Mutual Funds Trust:


We consent to the use of our report dated May 17, 2005 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.


                                                          /s/ KMMG LLP
                                                              KPMG LLP


Minneapolis, Minnesota
July 18, 2005





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